UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                NOVEMBER 1, 2000
                ------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                          AMERICAN ENTERPRISE.COM, CORP
             -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                    0-24696                     59-3248917
----------------------------     ----------------            -------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE               (IRS EMPLOYER
      OF INCORPORATION)               NUMBER)                IDENTIFICATION NO.)

6800 NORTH DALE MABRY, SUITE 100, TAMPA FL                           33614
------------------------------------------                         ----------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)


                                 (813) 882-6567
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


                                  Page 1 of 3

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ITEM 2. DISPOSITION OF ASSETS

On November 3, 2000, pursuant to a Consent to Peaceful Repossession and Removal of Leased Equipment, Siemens repossessed certain leased assets located in the Company's closed Riverside facility. As previously reported in the Company's 8-K filing of August 4, 2000, the Company is operating under a Forbearance Agreement with Siemens. (See the Company's latest Form 10-KSB and Form 10-QSB for further discussion of the Siemens litigation). The forbearance agreement is in effect through November 17, 2000.

The Riverside equipment consisted of approximately $1.4 million (acquisition value) of medical equipment acquired under capital leases and a mobile MRI unit acquired under an operating lease. The remaining book value of these capital assets is about $500,000. The Company estimates a loss of approximately $840,000 as a result of the repossession.

The closed Riverside facility was leased from a partnership that was recently acquired by the Company's parent (American Enterprise Solutions, Inc., "AESI"). The facility was closed in April 2000 and AESI sold the property in September 2000. The Company recorded a loss from abandonment of its leasehold improvements of approximately $240,000.

ITEM 3. BANKRUPTCY

On November 1, 2000, the Company's subsidiary, SunPoint Diagnostic Center, Inc. ("SunPoint") filed a voluntary petition for relief under Chapter 11 ("Chapter 11") of Title 11 of the United States Bankruptcy Code in the Middle District of Florida, Tampa Division. SunPoint remains a debtor-in-possession. The Company is contemplating filing Chapter 11 petitions for its remaining subsidiaries, two of which have conducted no operations since at least April 2000. The Company is working with a crisis management team to formulate a plan of reorganization.

ITEM 5. OTHER EVENTS

As previously reported, the Company entered into a definitive merger agreement with AESI with the closing to occur no later than December 31, 2000. It is now highly unlikely the merger can be consummated due to AESI's inability to complete its financial audit. AESI, which had been providing financial support, is experiencing operating losses and is not able to further assist the Company.

On October 31, 2000, Mr. Curtis Alliston submitted his resignation from the Board of Directors ("the Board") and all offices of the Company indicating his unwillingness to continue in a director and officer capacity under the Company's then current leadership. On November 1, 2000, AESI (as majority shareholder of the Company) voted to remove the remaining Directors (Mr. Charles Broes and Mr. Caldwell Nuckols) and replace them with a new slate consisting of Mr. Thomas Bean and Mr. John Stanton. Mr Broes and Mr. Nuckols were also removed from all offices. Mr. John Stanton was appointed acting CEO.

The Company has continued to sustain operating losses and, as previously reported, is involved in significant litigation that it had hoped to resolve in the third quarter. The Company was not successful in this endeavor. The Company is using the services of a crisis management team engaged by AESI to assist management and develop a work out plan. SunPoint filed for protection under Chapter 11 of the U.S. Bankruptcy Code (more fully discussed in Item 3).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 16, 2000                             AMERICAN ENTERPRISE.COM CORP


                                          By: /s/ JOHN STANTON
                                              ----------------------------------
                                              John Stanton
                                              Acting C.E.O.